Exhibit 99.1

OMNIQ Corp. Announces $3.9 Million Order From Leading U.S. Supermarket Chain for Android-Based Handheld IoT Touch Screen Computers

●	Computers to be integrated with the corporate logistics system and will be deployed in the distribution centers
●	Enabling real-time data collection and analysis, shipping/receiving and inventory management
●	Delivery expected during second quarter 2020

Salt Lake City, UT, April 28, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced that it has received a purchase order valued at more than $3.9 million from one of the largest U.S. supermarket chains for the supply of mobile data collection, computing and communications equipment. The order represents follow-on business from this customer, who recently purchased $1.5 million in handheld equipment from OMNIQ.

The rugged handheld mobile computers are designed to enhance the productivity of the retail workforce by providing the ability to scan inventory and to track data using integrated features through a handheld device, with the fastest and most dependable wireless connection inside and outside four walls. The industrial-designed device improves logistics efficiencies by enabling quick and accurate control of data collection, shipping/receiving and inventory management.

Shai Lustgarten, President and CEO of OMNIQ, stated, “We’re pleased to announce this $3.9M order for a state-of-the-art device for use as part of the logistics system of one of the largest retail corporations in the U.S. With technology revolutionizing the Supply Chain industry, OMNIQ has had proven success as a reliable supplier to many Fortune 500 customers. This substantial follow-on order from one of our valued partners, demonstrates our ability to source and provide new technologies that enable our customers to operate at the highest levels of efficiency. The handheld, rugged computing solution represents next generation enterprise technology that’s as easy to use as a smartphone, with the durability to perform well in warehouses and other industrial settings, while driving employee productivity and keeping data secure.

“As the world continues to navigate the COVID-19 virus, the current situation highlights the importance of hands-free, automated solutions to public safety; both from the perspective of protecting employees and from the vantage point of protecting end customers. The less hand to hand transport of items such as produce, from warehouse to point of sale, the safer everyone in the supply chain will be, and our products and solutions heighten the capability of ‘touch free’ supply chain management. We look forward to expanding our relationships with existing and new customers with our new, proprietary AI-based solutions which we believe have the opportunity to contribute significant value to the Supply Chain as well as to the Smart City, Public Safety and Traffic Control verticals.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com